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As filed with the Securities and Exchange Commission on February 2, 2004

Registration Statement No. 333-39456

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EARTHLINK, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-2511877 (I.R.S. Employer Identification No.)
1375 Peachtree St., Atlanta, Georgia 30309 (Address of Principal Executive Offices) (Zip Code)

EarthLink, Inc.
Stock Incentive Plan
(Full title of the plan)

Charles G. Betty
Chief Executive Officer
EarthLink, Inc.
1375 Peachtree Street
Atlanta, Georgia 30309
(Name and address of agent for service)

(404) 815-0770
(Telephone number, including area code, of agent for service)

Copies of Communications to:

Scott M. Hobby, Esq.
David M. Carter, Esq.
Hunton & Williams
Bank of America Plaza, Suite 4100
600 Peachtree Street, N.E.
Atlanta, GA 30308-2216

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(3)

Common Stock, $.01 par value per share ("Common Stock")	20,350,000 shares	$16.81	$342,134,375	$90,322

(1)
Pursuant to Rule 416(a) the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)
Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $16.81 per share, which was the closing price of the Registrant's Common Stock on June 13, 2000, as reported in The Wall Street Journal.
(3)
The registration fee was previously paid in connection with the Registrant's Registration Statement on Form S-8 No. 333-39456.

EXPLANATION STATEMENT

        This Post-Effective Amendment No. 1 to Registration Statement (No. 333-39456) is being filed by EarthLink, Inc. (the "Company" or "EarthLink") with respect to 1,000,000 shares of the Company's common stock, $0.01 par value (the "Common Stock") covered by the Registration Statement. The purpose of this Post-Effective Amendment is to reflect that the Company may issue up to 1,000,000 of the 20,000,000 shares of Common Stock issuable under the Company's Stock Incentive Plan to directors and certain key employees pursuant to the EarthLink, Inc. Deferred Compensation Plan for Directors and Certain Key Employees (the "Deferred Compensation Plan"). Such shares of Common Stock would be issued in satisfaction of the Company's deferred compensation obligations (the "Obligations") under the Deferred Compensation Plan. All of the Obligations are payable solely in the form of Common Stock.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I of Form S-8 will be sent or given to employees of the Company as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

  (1)
  The Company's Annual Report on Form 10-K for the year ended December 31, 2002 (as amended).

  (2)
  The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

  (3)
  The Company's Current Reports on Form 8-K dated April 3, 2003, October 29, 2003 and November 20, 2003.

  (4)
  The description of our common stock contained in our Registration Statement on Form 8-A, including information incorporated by reference from our Registration Statement on Form S-4 (Registration No. 333-94177), filed with the Commission on January 7, 2000.

        All documents the Company files with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Post-Effective Amendment and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Post-Effective Amendment and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

        Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in any action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

        The Amended and Restated Certificate of Incorporation of EarthLink, Inc. (the "Certificate") contains provisions that provide that no director of EarthLink shall be liable for breach of fiduciary duty as a director except for (a) any breach of the director's duty of loyalty to EarthLink or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) liability under Section 174 of the DGCL; or (d) any transaction from which the director derived an improper personal benefit. The Certificate contains provisions that further provide for the indemnification of directors and officers to the fullest extent the DGCL permits. Under the Bylaws of EarthLink, Inc., EarthLink is required to advance expenses an officer or director incurs in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification.

        In addition to the indemnifications described above, Charles G. Betty, the Chief Executive Officer of EarthLink, and Lee Adrean, the Chief Financial Officer of EarthLink, have each entered into an Indemnification Agreement pursuant to which EarthLink has agreed to indemnify them from any liabilities related to the certifications they each made in reports filed with the Commission to the extent required by Commission order number 4-460.

        EarthLink has in effect directors' and officers' liability insurance that may cover liabilities under the Securities Act.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

Exhibit No.
3.1	Second Amended and Restated Certificate of Incorporation of EarthLink, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-3 of EarthLink, Inc.—File No. 333-109691).
3.2	Amended and Restated Bylaws of EarthLink, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-3 of EarthLink, Inc.—File No. 333-109691).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 of EarthLink, Inc.—File No. 333-30024).
4.2
Rights Agreement, dated as of August 6, 2002, between EarthLink, Inc. and American Stock Transfer and Trust Co. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of EarthLink, Inc., dated August 6, 2002—File No. 001-15605).
4.3	Certificate of Designations, Preferences and Rights of Series D Junior Preferred Stock (contained in Exhibit 3.1).
4.4	EarthLink, Inc. Stock Incentive Plan, as amended (filed herewith).
4.5
EarthLink, Inc. Deferred Compensation Plan for Directors and Certain Key Employees (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-8 of EarthLink, Inc., dated February 2, 2004—File No. 333-108065).
5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (previously filed).
23.1	Consent of Hunton & Williams LLP (previously filed).
23.2	Consent of Independent Auditors (filed herewith).
24.1	Power of Attorney (included on signature page and previously filed).

Item 9.    Undertakings.

        (a)   The undersigned Company hereby undertakes:

    (1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 2nd day of February, 2004.

EARTHLINK, INC. (Registrant)
By:	/s/ CHARLES G. BETTY Charles G. Betty Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Charles G. Betty and Lee Adrean, and both of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstituion, for the undersigned and in his or her name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could in person, hereby ratifying and confirming all that each attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHARLES G. BETTY Charles G. Betty	Chief Executive Officer and Director (principal executive officer)	February 2, 2004
/s/ LEE ADREAN Lee Adrean	Executive Vice President and Chief Financial Officer (principal financial officer)	February 2, 2004
/s/ KEVIN M. DOTTS Kevin M. Dotts	Vice President Finance (principal accounting officer)	February 2, 2004
/s/ SKY D. DAYTON* Sky D. Dayton	Chairman of the Board of Directors	February 2, 2004
/s/ MARCE FULLER Marce Fuller	Director	February 2, 2004
/s/ TERRELL B. JONES Terrell B. Jones	Director	February 2, 2004
/s/ ROBERT M. KAVNER Robert M. Kavner	Director	February 2, 2004
/s/ LINWOOD A. LACY, JR.* Linwood A. Lacy, Jr.	Director	February 2, 2004
/s/ THOMAS E. WHEELER Thomas E. Wheeler	Director	February 2, 2004
*By:	SAMUEL R. DESIMONE, JR. Samuel R. DeSimone, Jr. Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.
3.1	Second Amended and Restated Certificate of Incorporation of EarthLink, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-3 of EarthLink, Inc.—File No. 333-109691).
3.2	Amended and Restated Bylaws of EarthLink, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-3 of EarthLink, Inc.—File No. 333-109691).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 of EarthLink, Inc.—File No. 333-30024).
4.2
Rights Agreement, dated as of August 6, 2002, between EarthLink, Inc. and American Stock Transfer and Trust Co. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of EarthLink, Inc., dated August 6, 2002—File No. 001-15605).
4.3	Certificate of Designations, Preferences and Rights of Series D Junior Preferred Stock (contained in Exhibit 3.1).
4.4	EarthLink, Inc. Stock Incentive Plan, as amended (filed herewith).
4.5
EarthLink, Inc. Deferred Compensation Plan for Directors and Certain Key Employees (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-8 of EarthLink, Inc., dated February 2, 2004—File No. 333-108065).
5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (previously filed).
23.1	Consent of Hunton & Williams LLP (previously filed).
23.2	Consent of Independent Auditors (filed herewith).
24.1	Power of Attorney (included on signature page and previously filed).

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EXPLANATION STATEMENT
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX